EXHIBIT 15.01

ERNST & YOUNG LLP
5 Times Square
New York, New York 10036
Phone 212 773-3000


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Volt Information Sciences, Inc.


We have reviewed the condensed consolidated balance sheet of Volt Information Sciences, Inc. and subsidiaries as of July 30, 2006, and the related condensed consolidated statements of operations for the three and nine month periods ended July 30, 2006 and July 31, 2005 and the condensed consolidated statements of cash flows for the nine month periods ended July 30, 2006 and July 31, 2005. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

As described in Note A to the condensed consolidated financial statements, the accompanying condensed consolidated financial statements of Volt Information Sciences, Inc. for the nine and three month periods ended July 31, 2005 have been restated.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

As discussed in Note M to the consolidated financial statements, on October 31, 2005 the Company adopted Statement of Financial Accounting Standards No. 123(R) "Share-Based Payment".

We have  previously  audited,  in  accordance  with the  standards of the Public
Company Accounting Oversight Board (United States), the consolidated balance sheet of Volt Information Sciences, Inc. and subsidiaries as of October 30, 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, not presented herein; and in our report dated January 16, 2006, except for the second paragraph of Note A, which is as of June 27, 2006, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of October 30, 2005, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ ERNST & YOUNG LLP

New York, New York
September 8, 2006